Exhibit 99.1

Gondwana Energy Ltd

Suite 700, One Executive Place

1816 Crowchild Trail N.W.

Calgary, AB, Canada T2M 3Y7

Gondwana Appoints New Officers and Directors

Calgary, Alberta (October 25, 2006) – Gondwana Energy Ltd. (GNWA.OB). The Company is pleased to announce the appointment of a new Chairman and Chief Executive Officer, a new Director and a new Chief Financial Officer.

As noted in an 8K filed yesterday and effective October 22, 2006, Mr. Arne Raabe has elected to resign as Officer and Director of the Company to pursue other business interests.

Today, our board of directors appointed Mr. Daniel Hunter as our Chairman and Chief Executive Officer. Mr. Hunter is already a member of our Board of Directors.

Mr. Hunter has been a Director of the Company since September 18, 2006. Mr. Hunter has been actively involved in both financing and building private and public companies for more than 25 years. He spent the first 20 years of his professional career as a securities broker specializing in structured financings for junior and intermediate sized mining companies. At the time of his decision to retire from the securities industry in 1998, Mr. Hunter was a founding partner and securities broker with Canaccord Capital, Canada’s largest independent brokerage firm. Since 1998, Mr. Hunter has served as the CEO and Director of Encore Clean Energy, Inc. Since March of 2005, he has served as a Director, past CEO and current COO of Colombia Goldfields Ltd, a public company actively exploring for gold and consolidating a known gold deposit in the Republic of Colombia, South America.

Also today, our board of directors appointed Mr. Harry Hopmeyer to act as a member of our Board of Directors.

Mr. Hopmeyer has served as a director, principal, and advisor to numerous private and public sector entities. Mr. Hopmeyer is a Director of Faircourt Asset Management Inc., which currently manages in excess of $850 million, and invests in a diversified portfolio of business and industrial trusts, commodity trusts, REITS, and pipeline generation funds. Mr. Hopmeyer is also a Senior Canadian advisor to BLC-Edmond de Rothschild Bank in Paris, France, and is Chairman of CSP Security Group and was appointed to the Canadian Centre of Security and Intelligence based in Ottawa, Canada. Mr. Hopmeyer co-founded Fast Company Media Enterprises, Cambridge, Massachusetts, and along with the former editors of the Harvard Business Review, played an instrumental role in its sale to the Bertelsman Group in 2001. He co-founded and was a director of Prime Restaurant Group with Claridge Investments and built Prime into the second largest casual dining chain in Canada. Mr. Hopmeyer is a Director and Chairman of the Board of Colombia Goldfields Ltd and has been a director of both Sino Silver Corp. and RNC Gold Inc. since January 2005. Mr. Hopmeyer is also past director of the Montreal Children’s Hospital; he is also National Chairman of “Leave Out Violence,” a leading national Canadian organization that offers various training programs to help young people adapt to real-life stresses of the modern world. Additionally, he is a council member of the Historica Foundation.

In addition, today, our board of directors appointed Mr. Kenneth Phillippe to act as our Chief Financial Officer.

Mr. Kenneth Phillippe is a self-employed Chartered Accountant with over 20 years of experience working with public companies in the capacities of Director, Officer, Financial Advisor, or Consultant. Mr. Phillippe is currently the Chief Financial Officer for Colombia Goldfields Ltd.

Exhibit 99.1

Between February 2000 and August 2005 he served in various corporate positions including director, officer and chair of the audit committee of MDX Medical Inc., a Vancouver based medical device company.

Moving forward, the Company’s new management team will begin focusing the Company’s attention on evaluating various mining opportunities.

Effective immediately, the Company has engaged Ballard Spahr Andrews & Ingersoll, LLP of Denver Colorado as Gondwana’s new legal council.

Disclaimer

This release contains forward-looking statements that are based on the beliefs of Gondwana Energy Ltd.’s management and reflect Gondwana Energy Ltd.’s current expectations as contemplated under section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. When used in this release, the words “estimate, “project,” “believe,” “anticipate,” “intend,” “expect,” “plan,” “predict,” “may,” “should,” “will,” “can,” the negative of these words, or such other variations thereon, or comparable terminology, are all intended to identify forward-looking statements. Such statements reflect the current views of Gondwana Energy Ltd with respect to future events based on currently available information and are subject to numerous assumptions, risks and uncertainties, including, but not limited to, risks and uncertainties pertaining to development of mining properties, changes in economic conditions and other risks, uncertainties and factors, which may cause the actual results, performance, or achievement expressed or implied by such forward looking statements to differ materially from the forward looking statements.

For Information Contact:

Daniel Hunter

Gondwana Energy Ltd

Suite 700, One Executive Place

1816 Crowchild Trail N.W.

Calgary, AB, Canada T2M 3Y7

B: 403-313-8985

F: 403-220-1389